EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Money Market Reserves
File Number: 811-2554
Registrant CIK Number: 0000106830


Item 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 1 SEC Identifier S000004463 Prime Money Market Fund
Class 1 SEC Identifier C000012239
Class 2 SEC Identifier C000012240


Items 74A-75A

74A-$681
74B-$233,878
74C-$112,084,822
74D-$2,249,194
74I-$16,449
74J-$5,675
74L-$474,068
74N-$115,064,767
74o-$20,968
74P-$17,193
74R4-$272,076
74T-$114,754,530
75A-$114,052,209



